JOHN P. MACLEAN
              CERTIFIED PUBLIC ACCOUNTANT
                  15701 ALAMEDA DRIVE
              BOWIE, MARYLAND 20716-1312
                     301/249-4900


        CONSENT OF CERTIFIED PUBLIC ACCOUNTANT


     I hereby consent to the use in the Amendment #1 to the Registration Statement on Form 10-SB of my report dated September 30, 1997, relating to the audited financial statements of Tunlaw International Corporation.


/s/ John P. MacLean
September 30, 1997